EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 of our reports dated March 25, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in PW Eagle’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Post-Effective Amendment.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 1, 2007